AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 23, 1999
-------------------------------------------------------------------------------

                                                            FILE NO. 033-65355

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                   POST-EFFECTIVE AMENDMENT NO. 4 TO FORM S-3

                REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                           (Exact Name of Registrant)


                               NEW YORK 36-2608394
                  (State or Other Jurisdiction (I.R.S. Employer
            of Incorporation or Organization) Identification Number)

                                  P.O. Box 9075
                        Farmingville, New York 11738-9075
                                  516/451-5300
            (Address and Phone Number of Principal Executive Office)

                               MICHAEL J. VELOTTA
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                                3100 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062
                                  847/402-2400
       (Name, Complete Address and Telephone Number of Agent for Service)

                                   COPIES TO:
   RICHARD T. CHOI, ESQUIRE                   TERRY R. YOUNG, ESQUIRE
FREEDMAN, LEVY, KROLL & SIMONDS       ALLSTATE LIFE FINANCIAL SERVICES, INC.
 1050 CONNECTICUT AVENUE, N.W.                 3100 SANDERS ROAD
           SUITE 825                          NORTHBROOK, IL 60062
  WASHINGTON, D.C. 20036-5366

Approximate date of commencement of proposed sale to the Public: The annuity contract covered by this registration statement is to be issued promptly and from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

                  THE AIM LIFETIME PLUS(SM) II VARIABLE ANNUITY



Allstate Life Insurance Company of New York Prospectus dated November __, 1999 P.O. Box 94038, Palatine, IL 60094-4038
Telephone Number:  1-800-692-4682


Allstate Life Insurance Company of New York ("Allstate Life of New York") is offering the AIM Lifetime Plus(SM) II Variable Annuity, a group flexible premium deferred variable annuity contract ("Contract"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 15 investment alternatives ("investment alternatives"). The investment alternatives include 2 fixed account options ("Fixed Account Options") and 13 variable sub-accounts ("Variable Sub-Accounts") of the Allstate Life of New York Separate Account A ("Variable Account"). Each Variable Sub-Account invests exclusively in shares of one of the following funds ("Funds") of AIM Variable Insurance Funds, Inc.:

 AIM V.I. Aggressive Growth Fund           AIM V.I. Government Securities Fund
 AIM V.I. Balanced Fund                    AIM V.I. Growth Fund
 AIM V.I. Capital Appreciation Fund        AIM V.I. Growth and Income Fund
 AIM V.I. Capital Development Fund         AIM V.I. High Yield Fund
 AIM V.I. Diversified Income Fund          AIM V.I. International Equity Fund
 AIM V.I. Global Utilities Fund            AIM V.I. Money Market Fund
                                 AIM V.I. Value Fund

We (Allstate Life of New York) have filed a Statement of Additional Information, dated November __, 1999, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page __ of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http:www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site (http:\\www.sec.gov).


                         The Securities and Exchange Commission has not approved or disapproved the securities described in this prospectus, nor has it passed on the accuracy or the adequacy of this prospectus. Anyone who tells you otherwise is committing a federal crime.

                         The Contracts may be distributed through broker-dealers
IMPORTANT                that have relationships with banks or other  financial
NOTICES                  institutions or by employees of such banks. However,
                         the Contracts are not deposits,  or obligations of, or
                         guaranteed by such institutions or any federal
                         regulatory   agency.  Investment in the Contracts
                         involves investment risks, including possible loss of principal.

                         The Contracts are not FDIC insured.

                         The Contracts are only available in New York.

TABLE OF CONTENTS

-----------------------------------------------------------------------------




                                                                                                          Page
                           Important Terms................................................................
    Overview               The Contract at a Glance.......................................................
                           How the Contract Works.........................................................
                           Expense Table..................................................................
                           Financial Information..........................................................



                           The Contract...................................................................

                           Purchases......................................................................
Contract Features          Contract Value.................................................................
                           Investment Alternatives........................................................
                                    The Variable Sub-Accounts.............................................
                                    The Fixed Account Options.............................................
                                    Transfers.............................................................
                           Expenses.......................................................................
                           Access To Your Money...........................................................
                           Income Payments................................................................
                           Death Benefits.................................................................



                           More Information:
                                    Allstate Life of New York.............................................
                                    The Variable Account..................................................
                                    The Funds.............................................................
Other Information                   The Contract .........................................................
                                    Qualified Plans ......................................................
                                    Legal Matters.........................................................
                                    Year 2000.............................................................
                           Taxes..........................................................................
                           Annual Reports and Other Documents.............................................
                           Performance Information........................................................
                           Appendix A - Illustration of a Market Value Adjustment ........................
                           Statement of  Additional Information Table of Contents.........................



IMPORTANT TERMS

-----------------------------------------------------------------------------



This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.


                                                                          Page

           Accumulation Phase............................................
           Accumulation Unit ............................................
           Accumulation Unit Value ......................................
           Allstate Life of New York ("We")..............................
           Anniversary Values............................................
           Annuitant.....................................................
           Automatic Additions Program ..................................
           Automatic Fund Rebalancing Program............................
           Beneficiary ..................................................
           Cancellation Period ..........................................
          *Contract ......................................................
           Contract Anniversary..........................................
           Contract Owner ("You") .......................................
           Contract Value ...............................................
           Contract  Year................................................
           Death Benefit Anniversary ....................................
           Dollar Cost Averaging Option..................................
           Dollar Cost Averaging Program.................................
           Due Proof of Death............................................
           Enhanced Death Benefit Option.................................
           Fixed Account Options.........................................
           Funds ........................................................
           Guarantee  Periods ...........................................
           Income Plan ..................................................
           Investment Alternatives ......................................
           Issue Date ...................................................
           Market Value Adjustment ......................................
           Payout Phase..................................................
           Payout Start Date.............................................
           Preferred Withdrawal Amount...................................
           Qualified Contracts ..........................................
           Right to Cancel ..............................................
           SEC...........................................................
           Settlement  Value ............................................
           Systematic Withdrawal Program ................................
           Treasury Rate ................................................
           Valuation Date................................................
           Variable Account .............................................
           Variable Sub-Account .........................................

         * The AIM Lifetime Plus II Variable Annuity is a group contract and your ownership is represented by certificates. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.

THE CONTRACT AT A GLANCE

-----------------------------------------------------------------------------



The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.


  ---------------------------------- ----------------------------------------

      Flexible Payments
                                     You can purchase a Contract with an initial purchase payment of $5,000 ($2,000 for "Qualified Contracts," which are Contracts issued with qualified plans). You can add to your Contract as often and as much as you like, but each payment must be at least $500 ($100 for automatic purchase payments to the variable investment options). You must maintain a minimum account size of $1,000.

  ---------------------------------- -----------------------------------------
  ---------------------------------- -----------------------------------------

      Right to Cancel                You may  cancel  your  Contract
                                     within 10 days after receipt ("Cancellation
                                     Period"). Upon cancellation we will return your purchase payments adjusted to reflect the investment experience of any amounts allocated to the Variable Account.

  ---------------------------------- -----------------------------------------
  ---------------------------------- -----------------------------------------

      Expenses                       You will bear the following expenses:

                                     o Total Variable Account annual
                                       fees   equal   to   1.10%  of
                                       average   daily  net   Assets
                                       (1.30%  if  you   select  the
                                       Enhanced Death Benefit Option)
                                     o Annual contract maintenance charge of $35
                                       (with  certain   exceptions)
                                     o Withdrawal charges ranging from 0% to 7%
                                       of  payment withdrawn (with certain
                                       exceptions)
                                     o Transfer fee of $10 after 12th transfer
                                       in any Contract Year (fee currently
                                       waived)
                                     o State premium tax (New York currently
                                       does not impose one).

                                     In addition, each Fund pays expenses that you will bear indirectly if you invest in a Variable Sub-Account.

  ---------------------------------- -----------------------------------------
  ---------------------------------- -----------------------------------------

      Investment
      Alternatives                   The Contract offers 15 investment
                                     alternatives including:

                                     o 2 Fixed Account Options (which credit
                                       interest at rates we guarantee), and
                                     o 13 Variable Sub-Accounts  investing in
                                       Funds  offering   professional   money
                                       management by A I M Advisors, Inc.

    To find out current rates being paid on the Fixed Account Options, or to find out how the Variable Sub-Accounts have performed, please call us at 1-800-692-4682.


  ---------------------------------- -----------------------------------------

  ----------------------------------- ----------------------------------------

      Special Services                For your convenience, we offer these
                                      special services:

                                      o  Automatic Fund Rebalancing Program
                                      o  Automatic Additions Program
                                      o  Dollar Cost Averaging Program
                                      o  Systematic Withdrawal Program


  ----------------------------------- ----------------------------------------
  ----------------------------------- ----------------------------------------

      Income Payments                 You  can  choose  fixed  income
                                      payments,  variable income payments,  or a
                                      combination  of the two.  You can  receive
                                      your   income   payments  in  one  of  the
                                      following ways:

                                      o  life income with guaranteed payments
                                      o  a joint and survivor life income with
                                         guaranteed payments
                                      o  guaranteed payments for a specified
                                         period  (5 to 30 years)

  ----------------------------------- ----------------------------------------
  ----------------------------------- ----------------------------------------

      Death Benefits                  If you die before the Payout Start Date,
                                      we will pay the death benefit described
                                      in the Contract.  We also offer an
                                      Enhanced Death Benefit Option.

  ----------------------------------- ----------------------------------------
  ----------------------------------- ----------------------------------------

      Transfers                       Before the Payout Start Date, you may
                                      transfer your Contract value ("Contract
                                      Value") among the investment alternatives, with certain restrictions.

                                      We do  not  currently  impose  a fee  upon
                                      transfers.  However,  we reserve the right
                                      to charge $10 per transfer  after the 12th
                                      transfer in each "Contract year," which we
                                      measure   from  the  date  we  issue  your
                                      contract   or   a   Contract   anniversary
                                      ("Contract Anniversary").

  ----------------------------------- ----------------------------------------
  ----------------------------------- ----------------------------------------

      Withdrawals                     You may withdraw some or all of your
                                      Contract Value at anytime during the
                                      Accumulation Phase.

                                      In general, you must withdraw at least $50 at a time. A 10% federal tax penalty may apply if you withdraw before you are 59 1/2 years old. A withdrawal charge and Market Value Adjustment also may apply.


  ----------------------------------- ----------------------------------------

HOW THE CONTRACT WORKS

------------------------------------------------------------------------------


     The Contract basically works in two ways.

     First, the Contract can help you (we assume you are the Contract owner) save for retirement because you can invest in up to 15 investment alternatives and pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "Accumulation Phase" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "Issue Date") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Account Options. If you invest in the Fixed Account Options, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Funds.

     Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/or for a pre-set number of years, by selecting one of the income payment options (we call these "Income Plans") described on page __. You receive income payments during what we call the "Payout Phase" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Funds. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

         The timeline below illustrates how you might use your Contract.

Effective                                             Payout Start
   Date            Accumulation Phase                        Date         Payout Phase
------------------------------------------------------------------------------------------------------------------------------>
                   You save for retirement
   |                                                         |                             |

You buy                                           You elect to receive income          You can receive       Or you can
a Contract                                        payments or receive a lump           income payments       receive income
                                                  sum payment                          for a set period      payments for life


     As the Contract owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract owner, or if there is none, the Beneficiary will exercise the rights and privileges provided by the Contract. See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract owner or, if none, to your Beneficiary. See "Death Benefits."

     Please call us at 1-800-692-4682 if you have any question about how the Contract works.

EXPENSE TABLE

------------------------------------------------------------------------------


The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes because New York currently does not impose premium taxes on annuities. For more information about Variable Account expenses, see "Expenses," below. For more information about Fund expenses, please refer to the accompanying prospectuses for the Funds.


      ------------------------------------------------------------------------

      CONTRACT OWNER TRANSACTION EXPENSES

      Withdrawal Charge (as a percentage of purchase payments)*

      Number of Complete Years
      Since We Received the Purchase
      Payment Being Withdrawn:        0    1     2     3     4    5    6    7+

      Applicable Charge:              7%   6%    5%    4%    3%   2%   1%   0%

      Annual Contract Maintenance Charge..............................$35.00**
      Transfer Fee....................................................$10.00***

      -------------------

      * Each Contract Year, you may withdraw up to 15% of the Contract Value as of the beginning of the Contract Year without incurring a withdrawal charge or Market Value Adjustment.

      ** We will waive this charge in certain cases.  See "Expenses."

      ***Applies solely to the thirteenth and subsequent transfers within a Contract Year excluding transfers due to dollar cost averaging or automatic fund rebalancing. We are currently waiving the transfer fee.


      ------------------------------------------------------------------------

      VARIABLE ACCOUNT ANNUAL EXPENSES
      (as a percentage of average daily net assets deducted from each Variable
       Sub-Account)
      Mortality and Expense Risk Charge..................................1.00%*
      Administrative Expense Charge......................................0.10%
                     Total Variable Account Annual Expenses..............1.10%

      ----------

      * If you select the Enhanced Death Benefit Option, the mortality and expense risk charge is 1.20%.
      -----------------------------------------------------------------------

   ---------------------------------------------------------------------------

   FUND ANNUAL EXPENSES (After Voluntary Reductions and Reimbursements) (as a percentage of Portfolio average daily net assets)

                                                      Management                            Total Annual
   Fund                                                  Fees           Other Expenses      Fund Expenses

   AIM V.I. Aggressive Growth Fund (1)                     0.10%             1.06%              1.16%
   AIM V.I. Balanced Fund (1)                              0.00%             1.18%              1.18%
   AIM V.I. Capital Appreciation Fund                      0.62%             0.05%              0.67%
   AIM V.I. Capital Development Fund (1)                   0.00%             1.21%              1.21%
   AIM V.I. Diversified Income Fund                        0.60%             0.17%              0.77%
   AIM V.I. Global Utilities Fund                          0.65%             0.46%              1.11%
   AIM V.I. Government Securities Fund                     0.50%             0.26%              0.76%
   AIM V.I. Growth Fund                                    0.64%             0.08%              0.72%
   AIM V.I. Growth and Income Fund                         0.61%             0.04%              0.65%
   AIM V.I. High Yield Fund(1)                             0.00%             1.13%              1.13%
   AIM V.I. International Equity Fund                      0.75%             0.16%              0.91%
   AIM V.I. Money Market Fund                              0.40%             0.18%              0.58%
   AIM V.I. Value Fund                                     0.61%             0.05%              0.66%
-------------------

(1) Figures shown in the table are for the year ended December 31, 1998. Absent voluntary reductions and reimbursements for certain Funds, management fees, other expenses, and total annual fund expenses expressed as a percentage of average net assets of the Funds would have been as follows:

--------------------------------------------------------------------------------
AIM V.I. Aggressive Growth Fund              0.80%      3.82%      4.62%
AIM V.I. Balanced Fund                       0.75%      2.08%      2.83%
AIM V.I. Capital Development Fund            0.75%      5.05%      5.80%
AIM V.I. High Yield Fund                     0.63%      1.87%      2.50%

--------------------------------------------------------------------------------

EXAMPLE 1

The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

o    invested a $1,000 in a Variable Sub-Account,
o    earned a 5% annual return on your investment,
o surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period, and
o    elected the Enhanced Death Benefit Option.

The example does not include any tax penalties you may be required to pay if you surrender your Contract. This example does not include deductions for premium taxes because New York does not charge premium taxes on annuities.


SUB-ACCOUNT                                           1 YEAR      3 YEARS     5 YEAR       10 YEAR
-----------                                           ------      -------     ------       -------

AIM V.I. Aggressive Growth
AIM V.I. Balanced
AIM V.I. Capital Appreciation
AIM V.I. Capital Development
AIM V.I. Diversified Income
AIM V.I. Global Utilities
AIM V.I. Government Securities
AIM V.I. Growth
AIM V.I. Growth and Income
AIM V.I. High Yield
AIM V.I. International Equity
AIM V.I. Money Market
AIM V.I. Value


EXAMPLE 2

Same assumptions as Example 1 above, except that you decided not to surrender your Contract, or you began receiving income payments (for at least 120 months if under an Income Plan for a specified period), at the end of each period.

SUB-ACCOUNT                                          1 YEAR      3 YEARS   5 YEARS     10 YEARS
-----------                                          ------      -------   -------     --------

AIM V.I. Aggressive Growth
AIM V.I. Balanced
AIM V.I. Capital Appreciation
AIM V.I. Capital Development
AIM V.I. Diversified Income
AIM V.I. Global Utilities
AIM V.I. Government Securities
AIM V.I. Growth
AIM V.I. Growth and Income
AIM V.I. High Yield
AIM V.I. International Equity
AIM V.I. Money Market
AIM V.I. Value


Please remember that you are looking at examples and not a representation of past or future expenses. Your actual expenses may be lower or greater than those shown above. Similarly, your rate of return may be lower or greater than 5%, which is not guaranteed. The above examples assume the election of the Enhanced Death Benefit Option, with a mortality and expense risk charge of 1.20%. If that option was not elected, the expense figures shown above would be slightly lower. To reflect the contract maintenance charge in the examples, we estimated an equivalent percentage charge, based on an assumed average Contract size of $50,000.

FINANCIAL INFORMATION

------------------------------------------------------------------------------



To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "Accumulation Unit." Each Variable Sub-Account has a separate value for its Accumulation Units we call "Accumulation Unit Value." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

There are no Accumulation Unit Values to report because the Contracts were first offered as of the date of this prospectus. The financial statements of Allstate Life of New York appear in the Statement of Additional Information.

THE CONTRACT

--------------------------------------------------------------------------------



CONTRACT OWNER

The AIM Lifetime Plus II Variable Annuity is a contract between you, the Contract owner, and Allstate Life of New York, a life insurance company. As the Contract owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

o    the investment alternatives during the Accumulation and Payout Phases,

o    the amount and timing of your purchase payments and withdrawals,

o    the programs you want to use to invest or withdraw money,

o    the income payment plan you want to use to receive retirement income,

o the Annuitant (either yourself or someone else) on whose life the income payments will be based,

o the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract owner or Annuitant dies, and

o    any other rights that the Contract provides.

If you die, any surviving Contract owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract. The Contract cannot be jointly owned by both a non-natural person and a natural person.

You can use the Contract with or without a qualified plan. A qualified plan is a personal retirement savings plan, such as an IRA or tax-sheltered annuity, that meets the requirements of the Internal Revenue Code. Qualified plans may limit or modify your rights and privileges under the Contract. We use the term "Qualified Contract" to refer to a Contract issued with a qualified plan. See "Qualified Plans" on page __.


ANNUITANT

The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. If the Contract owner is a natural person you may change the Annuitant prior to the Payout Start Date. In our discretion , we may permit you to designate a joint Annuitant, who is a second person on whose life income payments depend, on or after the Payout Start Date.

If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

o        the youngest Contract owner, otherwise
o        the youngest Beneficiary.

BENEFICIARY

The Beneficiary is the person who may elect to receive the death benefit or become the new Contract owner if the sole surviving Contract owner dies before the Payout Start Date. If the sole surviving Contract owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may change or add Beneficiaries at any time by writing to us, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice, whether or not the Annuitant is living when we receive the notice. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly.

If you do not name a Beneficiary or if the named Beneficiary is no longer living and there are no other surviving Beneficiaries, the new Beneficiary will be:

o        your spouse or, if he or she is no longer alive,
o        your surviving children equally, or if you have no surviving children,
o        your estate.

If more than one Beneficiary survives you (or the Annuitant if the Contract owner is not a natural person), we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.


MODIFICATION OF THE CONTRACT

Only an Allstate Life of New York officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.


ASSIGNMENT

We will not honor an assignment of an interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assign signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. You should consult with an attorney before trying to assign your Contract.

PURCHASES

--------------------------------------------------------------------------------



MINIMUM PURCHASE PAYMENTS

Your initial purchase payment must be at least $5,000 ($2,000 for a Qualified Contract). All subsequent purchase payments must be $500 or more. The maximum purchase payment is $1,000,000 without prior approval. We reserve the right to reduce the minimum purchase payment. You may make purchase payments at any time prior to the Payout Start Date. We reserve the right to reject any application.


AUTOMATIC ADDITIONS PROGRAM

You may make subsequent purchase payments of at least $100 ($500 for allocation to the Fixed Account Options) by automatically transferring amounts from your bank account. Please consult with your sales representative for detailed information.


ALLOCATION OF PURCHASE PAYMENTS

At the time you apply for a Contract, you must decide how to allocate your purchase payments among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit the availability of the investment alternatives.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our servicing center. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our service center located at P.O. Box 94038, Palatine, Illinois, 60094.

We are open for business each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "Valuation Dates." Our business day closes when the New York Stock Exchange closes, usually 4 p.m. Eastern Time (3 p.m. Central Time). If we receive your purchase payment after 3 p.m. Central Time on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.


RIGHT TO CANCEL

You may cancel the Contract by returning it to us within the Cancellation Period, which is the 10 day period after you receive the Contract. You may return it by delivering it or mailing it to us. If you exercise this "Right to Cancel," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account Options. We will return your purchase payments allocated to the Variable Account after an adjustment to reflect investment gain or loss that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.

CONTRACT VALUE

--------------------------------------------------------------------------------



On the issue date, the Contract Value is equal to the initial purchase payment. Thereafter, your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus the value of your interest in the Fixed Account Options.


ACCUMULATION UNITS

To determine the number of Accumulation Units of each Variable Sub-Account to allocate to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Sub-Account allocated to your Contract.


ACCUMULATION UNIT VALUE

As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

o changes in the share price of the Fund in which the Variable Sub-Account invests, and

o the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees (currently waived) separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we calculate Accumulation Unit Value, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date. We also determine a separate set of Accumulation Unit Values reflecting the cost of the Enhanced Death Benefit Option described on page __ below.

You should refer to the prospectus for the Funds that accompanies this prospectus for a description of how the assets of each Fund are valued, since that determination directly bears on the Accumulation Unit Value of the corresponding Variable Sub-Account and, therefore, your Contract Value.

INVESTMENT ALTERNATIVES:  The Variable Sub-Accounts

--------------------------------------------------------------------------------



You may allocate your purchase payments to up to 13 Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Fund. Each Fund has its own investment objective(s) and policies. We briefly describe the Funds below.

For more complete information about each Fund, including expenses and risks associated with the Fund, please refer to the accompanying prospectus for the Fund. You should carefully review the Fund prospectuses before allocating amounts to the Variable Sub-Accounts. A I M Advisors, Inc. serves as the investment advisor to each Fund.

------------------------------------------ --------------------------------------------------------------------------
Fund:                                      Each Fund Seeks:
------------------------------------------ --------------------------------------------------------------------------

AIM V.I. Aggressive Growth Fund*           Long-term growth of capital
------------------------------------------ --------------------------------------------------------------------------
------------------------------------------ --------------------------------------------------------------------------
AIM V.I. Balanced Fund                     As high a total return as possible, consistent with preservation of capital
------------------------------------------ --------------------------------------------------------------------------
------------------------------------------ --------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund         Growth of capital
------------------------------------------ --------------------------------------------------------------------------
------------------------------------------ --------------------------------------------------------------------------
AIM V.I. Capital Development Fund          Long-term growth of capital
------------------------------------------ --------------------------------------------------------------------------
------------------------------------------ --------------------------------------------------------------------------
AIM V.I. Diversified Income Fund           High level of current income
------------------------------------------ --------------------------------------------------------------------------
AIM V.I. Global Utilities Fund             High level of current income and a secondary objective of growth of capital
------------------------------------------ --------------------------------------------------------------------------
AIM V.I. Government Securities Fund        High level of current income consistent with reasonable concern for safety of principal
------------------------------------------ --------------------------------------------------------------------------
AIM V.I. Growth Fund                       Growth of capital
------------------------------------------ --------------------------------------------------------------------------
AIM V.I. Growth and Income Fund            Growth of capital with a secondary objective of current income
------------------------------------------ --------------------------------------------------------------------------
AIM V.I. High Yield Fund                   High level of current income
------------------------------------------ --------------------------------------------------------------------------
AIM V.I. International Equity Fund         Long-term growth of capital
------------------------------------------ --------------------------------------------------------------------------
AIM V.I. Money Market Fund                 As high a level of current income as is consistent with the preservation of capital and liquidity
------------------------------------------ --------------------------------------------------------------------------
AIM V.I. Value Fund                        Long-term growth of capital
------------------------------------------ --------------------------------------------------------------------------

* Due to the sometime limited availability of common stocks of small-cap companies that meet the investment criteria for AIM V.I. Aggressive Growth Fund, the Fund may periodically suspend or limit the offering of its shares. The Fund will be closed to new participants when Fund assets reach $200 million. If the Fund is closed, Contract owners maintaining an allocation of Contract Value in that Fund will nevertheless be permitted to allocate additional purchase payments to the Fund.


Amounts you allocate to Variable Sub-Accounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the Funds in which those Variable Sub-Accounts invest. You bear the investment risk that the Funds might not meet their investment objectives. Shares of the Funds are not deposits, or obligations of, or guaranteed or endorsed by any bank and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

INVESTMENT ALTERNATIVES : The Fixed Account Options

--------------------------------------------------------------------------------


You may allocate all or a portion of your purchase payments to the Fixed Account. You may choose from among 2 Fixed Account Options, including a Dollar Cost Averaging Fixed Account Option ("Dollar Cost Averaging Option"), and the option to invest in one or more Guarantee Periods. The Fixed Account Options may not be available in all states. Please consult with your sales representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to a Fixed Account Option does not entitle you to share in the investment experience of the Fixed Account.


DOLLAR COST AVERAGING OPTION

You may establish a Dollar Cost Averaging Program, as described on page __, by allocating purchase payments to the Dollar Cost Averaging Option. Purchase payments that you allocate to the Dollar Cost Averaging Option will earn interest for up to a 1 year period at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound over the year to the annual interest rate we guaranteed at the time of allocation. You may transfer each purchase payment and associated interest out of the Dollar Cost Averaging Option to the other investment alternatives in up to twelve equal monthly installments. At the end of 12 months from the date of a purchase payment allocation to the Dollar Cost Averaging Account, any remaining portion of the purchase payment and interest in the Dollar Cost Averaging Account will be allocated to other investment alternatives as defined by the current Dollar Cost Averaging Account allocation. You may not transfer funds from other investment alternatives to the Dollar Cost Averaging Option.

The crediting rates for the Dollar Cost Averaging Option will never be less than 3% annually.

Transfers out of the Dollar Cost Averaging Option do not count towards the 12 transfers you can make without paying a transfer fee.

We may declare more than one interest rate for different monies based upon the date of allocation to the Dollar Cost Averaging Option. For current interest rate information, please contact your Financial Advisor or our Customer Service unit at 1-800-692-4682.


GUARANTEE PERIODS

Each payment or transfer allocated to a Guarantee Period earns interest at a specified rate that we guarantee for a period of years. Guarantee Periods may range from 1 to 10 years. We are currently offering Guarantee Periods of 1, 3, 5, 7, and 10 years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods. You select one or more Guarantee Periods for each purchase payment or transfer. If you do not select the Guarantee Period for a purchase payment or transfer, we will assign the shortest Guarantee Period available under the Contract for such payment or transfer.

We reserve the right to limit the number of additional purchase payments that you may allocate to this Option. Please consult with your sales representative for more information.

Interest Rates

We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. We determine the interest rates to be declared in our sole discretion. We can neither predict nor guarantee what those rates will be in the future. For current interest rate information, please contact your sales representative or Allstate Life of New York at 1-800-692-4682. The interest rate will never be less than the minimum guaranteed amount stated in the Contract.

How We Credit Interest

We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period. The following example illustrates how a purchase payment allocated to a Guarantee Period would grow, given an assumed Guarantee Period and effective annual interest rate:

Purchase Payment..............................$10,000
Guarantee Period..............................5 years
Annual Interest Rate........................... 4.50%

                                                              END OF CONTRACT YEAR

                                             YEAR 1       YEAR 2        YEAR 3      YEAR 4          YEAR 5
                                             ------       ------        ------      ------          ------

Beginning Contract Value                   $10,000.00
X (1 + Annual Interest Rate)                 X  1.045
                                           $10,450.00
Contract Value at end of Contract Year                  $10,450.00
X (1 + Annual Interest Rate)                              X  1.045
                                                        $10,920.25

Contract Value at end of Contract Year                                $10,920.25
X (1 + Annual Interest Rate)                                            X  1.045
                                                                      $11,411.66
Contract Value at end of Contract Year                                             $11,411.66
X (1 + Annual Interest Rate)                                                         X  1.045
                                                                                   $11,925.19
Contract Value at end of Contract Year                                                            $11,925.19
X (1 + Annual Interest Rate)                                                                        X  1.045
                                                                                                  $12,461.82

Total Interest Credited During Guarantee Period = $2,461.82 ($12,461.82
-$10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a partial withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract.

Renewals

Prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1) take no action. We will automatically apply your money to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

2) instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3) instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

4) withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay premium taxes and withholding (if applicable). The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Unless you specify otherwise, amounts not withdrawn will be applied to a new Guarantee Period of the shortest
         duration available.   The new Guarantee Period will begin on the day
         the previous Guarantee Period ends.

Under our  Automatic  Laddering  Program,  you may choose,  in  advance,  to use
Guarantee Periods of the same length for all renewals. You can select this Program at any time during the Accumulation Phase, including on the Issue Date. We will apply renewals to Guarantee Periods of the selected length until you direct us in writing to stop. We may stop offering this Program at any time. For additional information on the Automatic Laddering Program, please call our Customer Service unit at 1-800-692-4682.

Market Value Adjustment

All withdrawals in excess of the Preferred Withdrawal Amount, and transfers from a Guarantee Period, other than those taken during the 30 day period after such Guarantee Period expires, are subject to a Market Value Adjustment. A positive Market Value Adjustment also may apply upon payment of a death benefit and when you apply amounts currently invested in a Guarantee Period to an Income Plan (unless paid or applied during the 30 day period after such Guarantee Period expires). We will not apply a Market Value Adjustment to a transfer you make as part of a Dollar Cost Averaging Program. We also will not apply a Market Value Adjustment to a withdrawal you make:

o        within the Preferred Withdrawal Amount as described on page __, or

o        to satisfy the IRS minimum distribution rules for the Contract.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the Guarantee Period when you remove your money. "Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract. Death benefits will not be subject to a negative [aggregate] Market Value Adjustment.

Generally, if the Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you or transferred. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you or transferred.

For  example,  assume  that you  purchase a  Contract  and you select an initial
Guarantee Period of 5 years and the 5 year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 2 year Treasury Rate is 4.20%, then the Market
Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 2 year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix A to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

INVESTMENT ALTERNATIVES:  Transfers

--------------------------------------------------------------------------------


TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may not transfer Contract Value into the Dollar Cost Averaging Option. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Fund on the same day as one transfer.

We will process transfer requests that we receive before 4:00 p.m. Eastern Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 4:00 p.m. on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account for up to 6 months from the date we receive your request. If we decide to postpone transfers from the Fixed Account Options for 10 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment.

We reserve the right to waive any transfer restrictions.


TRANSFERS DURING THE PAYOUT PHASE

During the Payout Phase, you may make transfers among the Variable Sub-Accounts to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments.

You may not make any transfers for the first 6 months after the Payout Start Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.


TELEPHONE TRANSFERS

You may make transfers by telephone by calling 1-800-692-4682, if you first send us a completed authorization form. The cut off time for telephone transfer requests is 4:00 p.m. Eastern Time. In the event that the New York Stock Exchange closes early, i.e., before 4:00 p.m. Eastern Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.


DOLLAR COST AVERAGING PROGRAM

Through the Dollar Cost Averaging Program, you may automatically transfer a set amount at regular intervals during the Accumulation Phase from any Variable Sub-Account, the Dollar Cost Averaging Option, or the 3, 5, 7 or 10 year Guarantee Periods, to any Variable Sub-Account. The interval between transfers may be monthly, quarterly, semi-annually, or annually. Transfers made through dollar cost averaging must be $50 or more.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee. In addition, we will not apply the Market Value Adjustment to these transfers.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market.

Call or write us for instructions on how to enroll.


AUTOMATIC FUND REBALANCING PROGRAM

Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Fund Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

         Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the AIM V.I. Diversified Income Variable Sub-Account and 60% to be in the AIM V.I. Growth Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the AIM V.I. Diversified Income Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the AIM V.I. Diversified Income Variable Sub-Account and use the money to buy more units in the AIM V.I. Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Fund Rebalancing Program is available only during the Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Fund rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

EXPENSES

--------------------------------------------------------------------------------


As a Contract owner, you will bear, directly or indirectly, the charges and expenses described below.


CONTRACT MAINTENANCE CHARGE

During the Accumulation Phase, on each Contract Anniversary, we will deduct a $35 contract maintenance charge from your Contract Value invested in each Variable Sub-Account in proportion to the amount invested. We also will deduct a full contract maintenance charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver, described below. During the Payout Phase, we will deduct the charge proportionately from each income payment.

The charge is for the cost of maintaining each Contract and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract owners and regulatory agencies. We cannot increase the charge. We will waive this charge if:

o        total purchase payments equal $50,000 or more, or
o all money is allocated to the Fixed Account Options, as of the Contract Anniversary.

After the Payout  Start  Date,  we will  waive this  charge if:

o as of the Payout Start Date, total purchase payments are $50,000 or more, or

o    all income payments are fixed amount income payments.


MORTALITY AND EXPENSE RISK CHARGE

We deduct a mortality and expense risk charge daily at an annual rate of 1.00% of the daily net assets you have invested in the Variable Sub-Accounts (1.20% if you select the Enhanced Death Benefit Option). The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss. We charge an additional .20% for the Enhanced Death Benefit Option to compensate us for the additional risk that we accept by providing the rider.

We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.


ADMINISTRATIVE EXPENSE CHARGE

We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We guarantee that we will not raise this charge.


TRANSFER FEE

We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the 12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Automatic Fund Rebalancing Program.


WITHDRAWAL CHARGE

We may assess a withdrawal charge of up to 7% of the purchase payment(s) you withdraw in excess of the Preferred Withdrawal Amount, adjusted by a Market Value Adjustment. The charge declines annually to 0% after 7 complete years from the day we receive the purchase payment being withdrawn. A schedule showing how the charge declines appears on page __. During each Contract Year, you can withdraw up to 15% of the Contract Value as of the beginning of that Contract Year without paying the charge. Unused portions of this 15% "Preferred Withdrawal Amount" are not carried forward to future Contract Years.

We determine the withdrawal charge by:

o multiplying the percentage corresponding to the number of complete years since we received the purchase payment being withdrawn, times

o the part of each purchase payment withdrawal that is in excess of the Preferred Withdrawal Amount, adjusted by a Market Value Adjustment.

We will deduct withdrawal charges, if applicable, from the amount paid. For purposes of the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings in the Contract. Thus, for tax purposes, earnings are considered to come out first, which means you pay taxes on the earnings portion of your withdrawal.

We do not apply a withdrawal charge in the following situations:

o on the Payout Start Date (a withdrawal charge may apply if you elect to receive income payments for a specified period of less than 120 months);

o the death of the Contract owner (Annuitant if Contract owner is not a natural person);

o withdrawals taken to satisfy IRS minimum distribution rules for the Contract; and

o    withdrawals made after all purchase payments have been withdrawn.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals may be subject to tax penalties or income tax and a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.


PREMIUM TAXES

Currently, we do not make deductions for premium taxes under the Contract because New York does not charge premium taxes on annuities.


DEDUCTION FOR VARIABLE ACCOUNT INCOME TAXES

We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Statement of Additional Information.


OTHER EXPENSES

Each Fund deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Funds whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectus for the Funds. For a summary of these charges and expenses, see pages ___ above. We may receive compensation from A I M Advisors, Inc., for administrative services we provide to the Funds.

ACCESS TO YOUR MONEY


--------------------------------------------------------------------------------

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page __.

The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our service center, adjusted by any Market Value Adjustment, less any withdrawal charges, contract maintenance charges, income tax withholding, penalty tax, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account Options. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes.

You must name the investment alternative from which you are taking the withdrawal. If none is named, then the withdrawal request is incomplete and cannot be honored.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable Sub-Account.

If you request a total withdrawal, you must return your Contract to us.


POSTPONEMENT OF PAYMENTS

We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1) The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2)   An emergency exists as defined by the SEC; or

3)   The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account Options for up to 6 months or shorter period if required by law. If we delay payment or transfer for 10 days or more, we will pay interest as required by law. Any interest would be payable from the date we receive the withdrawal request to the date we make the payment or transfer.


SYSTEMATIC WITHDRAWAL PROGRAM

You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start
Date. The minimum amount of each systematic withdrawal is $50. Systematic Withdrawals are not available from the Dollar Cost Averaging Option. At our discretion, systematic withdrawals may not be offered in conjunction with the Dollar Cost Averaging Program or the Automatic Fund Rebalancing Program.

Depending on fluctuations in the net asset value of the Variable Sub-Accounts and the value of the Fixed Account Options, systematic withdrawals may reduce or even exhaust the Contract Value. Income taxes may apply to systematic withdrawals. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.


MINIMUM CONTRACT VALUE

If your request for a partial withdrawal would reduce the Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges, income tax withholding, and premium taxes. Your Contract will terminate if you withdraw all of your Contract Value.

INCOME PAYMENTS

--------------------------------------------------------------------------------



PAYOUT START DATE

You select the Payout Start Date in your application. The Payout Start Date is the day that we apply your money to an Income Plan. The Payout Start Date must be no later than the Annuitant's 90th birthday.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.


INCOME PLANS

An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.

Three Income Plans are available under the Contract. Each is available to provide:

o        fixed income payments;
o        variable income payments; or
o        a combination of the two.

The three Income Plans are:

          Income Plan 1 -- Life Income with Guaranteed Payments. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

          Income Plan 2 -- Joint and Survivor Life Income with Guaranteed Payments. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

          Income Plan 3 -- Guaranteed Payments for a Specified Period (5 Years to 30 Years). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3). In that case you may terminate the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable payments due. A withdrawal charge may apply. We assess applicable premium taxes against all income payments.

We may make other Income Plans available. You may obtain information about them by writing or calling us.

You must apply at least the Contract Value in the Fixed Account Options on the Payout Start Date to fixed income payments. If you wish to apply any portion of your Fixed Account Option balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account Options to fixed income payments.

We will apply your Contract Value, adjusted by a Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the Contract owner has not made any purchase payments for at least 3 years preceding the Payout Start Date, and either the Contract Value is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

o terminate the Contract and pay you the Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

o    reduce the frequency of your payments so that each payment will be at least
     $20.


VARIABLE INCOME PAYMENTS

The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Funds and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate. Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.


FIXED INCOME PAYMENTS

We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. We calculate the fixed income payments by:

1) adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

2)   deducting any applicable premium tax; and

3) applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or such shorter time as state law may require. If we defer payments for 10 business days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.


CERTAIN EMPLOYEE BENEFIT PLANS

The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age. However, we reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan, you should consult with legal counsel as to whether the purchase of a Contract is appropriate. For qualified plans, where it is appropriate, we may use income payment tables that do not distinguish on the basis of sex.

DEATH BENEFITS

--------------------------------------------------------------------------------



We will pay a death benefit if, prior to the Payout Start Date:

1)   any Contract owner dies or,

2)   the Annuitant dies, if the Contract owner is not a natural person.

We will pay the death benefit to the new Contract owner as determined immediately after the death. The new Contract owner would be a surviving Contract owner or, if none, the Beneficiary(ies). In the case of the death of an Annuitant, we will pay the death benefit to the current Contract owner.

A request for payment of the death benefit must include "Due Proof of Death." We will accept the following documentation as Due Proof of Death:

o   a certified copy of a death certificate,
o a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or
o   any other proof acceptable to us.


DEATH BENEFIT AMOUNT

Prior to the Payout Start Date, the death benefit is equal to the greatest of:

1)   the Contract Value as of the date we determine the death benefit, or

2) the Settlement Value (that is, the amount payable on a full withdrawal of Contract Value) on the date we determine the death benefit, or

3) the sum of all purchase payments reduced by a withdrawal adjustment, as defined below, or

4) the highest Contract Value calculated on each Death Benefit Anniversary prior to the date we determine the death benefit, increased by purchase payments made since that Death Benefit Anniversary and reduced by a withdrawal adjustment as defined below.

When a death benefit is paid, only a positive [aggregate] MVA amount, if any, is applied to the account value attributable to amounts withdrawn from Guarantee Period(s).

A "Death Benefit Anniversary" is every seventh Contract Anniversary during the Accumulation Phase. For example, the 7th, 14th, and 21st Contract Anniversaries are the first three Death Benefit Anniversaries.

The "withdrawal adjustment" is equal to (a) divided by (b), with the result multiplied by (c), where:

     (a)  is the withdrawal amount;

     (b)  is the Contract Value immediately prior to the withdrawal; and

     (c) is the value of the applicable death benefit alternative immediately prior to the withdrawal.


ENHANCED DEATH BENEFIT OPTION

The Enhanced Death Benefit Option, is an optional benefit that you may select. This Option is only available if the oldest Contract owner is between the ages of 0 and 80 on the Issue Date. If the Contract owner is a living individual, the Enhanced Death Benefit applies only for the death of the Contract owner. If the Contract owner is not a living individual, the enhanced death benefit applies only for the death of the Annuitant. For Contracts with the Enhanced Death Benefit Rider, the death benefit will be the greatest of (1) through (4) above, or (5) the Enhanced Death Benefit. When a death benefit is paid, only a positive aggregate MVA amount, if any, is applied to the account value attributable to amounts withdrawn from Guaranteed Period(s).

The enhanced death benefit will never be greater than the maximum death benefit allowed by any nonforfeiture laws which govern the Contract.

Enhanced Death Benefit. The Enhanced Death Benefit on the Issue Date is equal to the initial purchase payment. On each Contract Anniversary, we will recalculate your Enhanced Death Benefit to equal the greater of your Contract Value on that date, or the most recently calculated Enhanced Death Benefit . We also will recalculate your Enhanced Death Benefit whenever you make an additional purchase payment or a partial withdrawal. Additional purchase payments will increase the Enhanced Death Benefit dollar-for-dollar. Withdrawals will reduce the Enhanced Death Benefit by an amount equal to a withdrawal adjustment computed in the manner described above under "Death Benefit Amount." In the absence of any withdrawals or purchase payments, the Enhanced Death Benefit will be the greatest of all Contract Anniversary Contract Values on or before the date we calculate the death benefit.

We will calculate Anniversary Values for each Contract Anniversary prior to the oldest Contract owner's or the Annuitant's, if the Contract owner is not a natural person, 85th birthday. After age 85, we will recalculate the Enhanced Death Benefit only for purchase payments and withdrawals. The Enhanced Death Benefit will never be greater than the maximum death benefit allowed by any non-forfeiture laws which govern the Contract.


Death Benefit Payments

A death benefit will be paid:

1) if the Contract owner elects to receive the death benefit distributed in a single payment within 180 days of the date of death, and

2) if the death benefit is paid as of the day the value of the death benefit is determined.

Otherwise, the Settlement Value will be paid. We reserve the right to extend the 180 day period when we will pay the death benefit. The Settlement Value paid will be the Settlement Value next computed on or after the requested distribution date for payment, or on the mandatory distribution date of 5 years after the date of death.

In any event, the entire value of the Contract must be distributed within 5 years after the date of death unless an Income Plan is elected or a surviving spouse continues the Contract in accordance with the provisions described below.

If the Contract owner eligible to receive the death benefit is not a natural person, the Contract owner may elect to receive the distribution upon death in one or more distributions.

If the Contract owner is a natural person, the Contract owner may elect to receive the death benefit either in one or more distributions, or by periodic payments through an Income Plan. Payments from the Income Plan must begin within one year of the date of death and must be payable throughout:

o    the life of the Contract owner; or

o    a period not to exceed the life expectancy of the Contract owner; or

o the life of the Contract owner with payments guaranteed for a period not to exceed the life expectancy of the Contract owner.

If the surviving spouse of the deceased Contract owner is the new Contract owner, then the spouse may elect one of the options listed above or may continue the Contract in the Accumulation Phase as if the death had not occurred. The Contract may only be continued once. On the day the Contract is continued, the Contract Value will be the death benefit at the end of the Valuation Date after we receive due proof of death. Prior to the Payout Start Date, the death benefit of the continued Contract will be the greater of:

(a) the sum of all purchase payments reduced by a withdrawal adjustment, as defined in the death benefit provision, or

(b)  the Contract Value on the date we determine the death benefit.

MORE INFORMATION

--------------------------------------------------------------------------------



ALLSTATE LIFE OF NEW YORK

Allstate New York is the issuer of the Contract. Allstate Life of New York is a stock life insurance company organized under the laws of the State of New York. Allstate New York was incorporated in 1967 and was known as "Financial Life Insurance Company" from 1967 to 1978. From 1978 to 1984, Allstate Life of New York was known as "PM Life Insurance Company." Since 1984 the company has been known as "Allstate Life Insurance Company of New York."

Allstate Life of New York is currently licensed to operate in New York. Our home office is One Allstate Drive, Farmingville, New York 11738. Our servicing center is in Northbrook, Illinois.

Allstate  Life of New York is a wholly owned  subsidiary  of Allstate  Insurance
Company, a stock property-liability insurance company incorporated under the laws of Illinois. With the exception of the directors qualifying shares, all of the outstanding capital stock of Allstate Insurance Company is owned by The Allstate Corporation.

Several independent rating agencies regularly evaluate life insurers' claims-paying ability, quality of investments, and overall stability. A.M. Best Company assigns Allstate Life of New York the financial performance rating of A+(g). Standard & Poor's Insurance Rating Services assigns an AA+ (Very Strong) financial strength rating and Moody's assigns an Aa2 (Excellent) financial strength rating to Allstate New York. These ratings do not reflect the investment performance of the Variable Account. We may from time to time advertise these ratings in our sales literature.


THE VARIABLE ACCOUNT

Allstate Life of New York established the Allstate Life of New York Separate Account A on December 15, 1995. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Allstate Life of New York.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under New York law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Allstate Life of New York.

The Variable Account consists of 13 Variable Sub-Accounts which are available through the Contracts. Each Variable Sub-Account invests in a corresponding Fund. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Funds. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.


THE FUNDS

Dividends  and  Capital  Gain  Distributions.   We  automatically  reinvest  all
dividends and capital gains distributions from the Funds in shares of the distributing Fund at their net asset value.

Voting Privileges. As a general matter, you do not have a direct right to vote the shares of the Funds held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Funds that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Fund as of the record date of the meeting. After the Payout Start Date, the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable Sub-account by the net asset value per share of the corresponding Fund. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Fund shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

Changes in Funds. If the shares of any of the Funds are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Fund and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the 1940 Act. We also may add new Variable Sub-Accounts that invest in additional mutual funds. We will notify you in advance of any changes.

Conflicts of Interest. Certain of the Funds sell their shares to Variable Accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance Variable Accounts and variable annuity Variable Accounts to invest in the same Fund. The boards of directors of these Funds monitor for possible conflicts among Variable Accounts buying shares of the Funds. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a Variable Account to comply with such laws could cause a conflict. To eliminate a conflict, a Fund's board of directors may require a Variable Account to withdraw its participation in a Fund. A Fund's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a Variable Account withdrawing because of a conflict.


THE CONTRACT

Distribution. Allstate Life Financial Services Inc. ("ALFS"), located at 3100 Sanders Road, Northbrook, IL 60062-7154, serves as distributor of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended ("Exchange Act"), and is a member of the National Association of Securities Dealers, Inc.

We will pay commissions to broker-dealers who sell the Contracts. Commissions paid may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 8% of any purchase payments. Sometimes, we also pay the broker-dealer a persistency bonus in addition to the standard commissions. A persistency bonus is not expected to exceed 1.2%, on an annual basis, of the purchase payments considered in connection with the bonus. These commissions are intended to cover distribution expenses. In some states, Contracts may be sold by representatives or employees of banks which may be acting as broker-dealers without separate registration under the Exchange Act , pursuant to legal and regulatory exceptions.

Allstate New York does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for any liability to Contract owners arising out of services rendered or Contracts issued.

Administration. We have primary responsibility for all administration of the Contracts and the Variable Account.
We provide the following administrative services, among others:

o        issuance of the Contracts;
o        maintenance of Contract owner records;
o        Contract owner services;
o        calculation of unit values;
o        maintenance of the Variable Account; and
o        preparation of Contract owner reports.

We will send you Contract statements and transaction confirmations at least annually. The annual statement details values and specific Contract data for each particular Contract. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.


QUALIFIED PLANS

If you use the Contract with a qualified plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information.


LEGAL MATTERS

Freedman, Levy, Kroll & Simonds, Washington, D.C., has advised Allstate Life of New York on certain federal securities law matters. All matters of New York law pertaining to the Contracts, including the validity of the Contracts and Allstate Life of New York's right to issue such Contracts under New York insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate New York.


YEAR 2000

Allstate Life of New York is heavily dependent upon complex computer systems for all phases of its operations, including customer service, and policy and contract administration. Since many of Allstate Life of New York's older computer software programs recognize only the last two digits of the year in any date, some software may fail to operate properly in or after the year 1999, if the software is not reprogrammed or replaced, ("Year 2000 Issue"). Allstate Life of New York believes that many of its counterparties and suppliers also have Year 2000 Issues which could affect Allstate Life of New York. In 1995, Allstate Insurance Company commenced a plan intended to mitigate and/or prevent the adverse effects of Year 2000 Issues. These strategies include normal development and enhancement of new and existing systems, upgrades to operating systems already covered by maintenance agreements and modifications to existing systems to make them Year 2000 compliant. The plan also includes Allstate Life of New York actively working with its major external counterparties and suppliers to assess their compliance efforts and Allstate Life of New York's exposure to them. Allstate Life of New York presently believes that it will resolve the Year 2000 Issue in a timely manner, and the financial impact will not materially affect its results of operations, liquidity or financial position. Year 2000 costs are and will be expensed as incurred.

TAXES

--------------------------------------------------------------------------------



The following discussion is general and is not intended as tax advice. Allstate New York makes no guarantee regarding the tax treatment of any Contract or transaction involving a Contract.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

Taxation of Annuities in General

Tax Deferral. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

          1) the Contract owner is a natural person,

          2)  the   investments   of  the  Variable   Account  are   "adequately
          diversified" according to Treasury Department regulations, and

          3) Allstate Life of New York is considered the owner of the Variable Account assets for federal income tax purposes.

Non-natural Owners. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts is taxed as ordinary income received or accrued by the owner during the taxable year. Please see the Statement of Additional Information for a discussion of several exceptions to the general rule for Contracts owned by non-natural persons.

Diversification Requirements. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the owner during the taxable year.
Although Allstate New York does not have control over the Funds or their investments, we expect the Funds to meet the diversification requirements.

Ownership Treatment. The IRS has stated that you will be considered the owner of Variable Account assets if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the Variable Account investments may cause an investor to be treated as the owner of the Variable Account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the Variable Account.

Your rights under the Contract are different than those described by the IRS in rulings in which it found that contract owners were not owners of Variable
Account assets. For example, you have the choice to allocate premiums and Contract Values among more investment alternatives. Also, you may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate New York does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

Taxation of Partial and Full Withdrawals. If you make a partial withdrawal under a non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the Contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a partial withdrawal under a Qualified Contract, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) bears to the contract value, is excluded from your income. If you make a full withdrawal under a non-Qualified Contract or a Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the contract.

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. "Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than 5 taxable years after the taxable year of the first contribution to any Roth IRA and which are:

o    made on or after the date the individual attains age 59 1/2,

o    made to a beneficiary after the Contract owner's death,

o    attributable to the Contract owner being disabled, or

o for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Except for certain Qualified Contracts, any amount you receive as a loan under a Contract, and any assignment or pledge (or agreement to assign or pledge) of the Contract Value is treated as a withdrawal of such amount or portion.

Taxation of Annuity Payments. Generally, the rule for income taxation of annuity payments received from a non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

Taxation of Annuity Death Benefits. Death of a Contract owner, or death of the Annuitant if the Contract is owned by a non-natural person, will cause a distribution of death benefits from a Contract. Generally, such amounts are included in income as follows:

     1) if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

     2) if distributed under an annuity option, the amounts are taxed in the same manner as an annuity payment. Please see the Statement of Additional Information for more detail on distribution at death requirements.

Penalty Tax on Premature Distributions. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

     1)   made on or after the date the Contract owner attains age 59 1/2;

     2)   made as a result of the Contract owner's death or disability;

     3) made in substantially equal periodic payments over the owner's life or life expectancy,

     4)   made under an immediate annuity; or

     5)   attributable to investment in the contract before August 14, 1982.

You should consult a competent tax advisor to determine if any other exceptions to the penalty apply to your situation. Similar exceptions may apply to distributions from Qualified Contracts.

Aggregation of Annuity Contracts. All non-qualified deferred annuity contracts issued by Allstate New York (or its affiliates) to the same Contract owner during any calendar year will be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.


TAX QUALIFIED CONTRACTS

Contracts may be used as investments with certain qualified plans such as:

o Individual Retirement Annuities or Accounts (IRAs) under Section 408 of the Code;

o    Roth IRAs under Section 408A of the Code;

o    Simplified Employee Pension Plans under Section 408(k) of the Code;

o Savings Incentive Match Plans for Employees (SIMPLE) Plans under Section 408(p) of the Code;

o    Tax Sheltered Annuities under Section 403(b) of the Code;

o    Corporate and Self Employed Pension and Profit Sharing Plans; and

o    State  and  Local   Government   and   Tax-Exempt   Organization   Deferred
     Compensation Plans.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

Restrictions Under Section 403(b) Plans. Section 403(b) of the Tax Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any Contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after December 31, 1988, and all earnings on salary reduction contributions, may be made only:

     1)   on or after the date the employee

          o     attains age 59 1/2,
          o     separates from service,
          o     dies,
          o     becomes disabled, or

     2) on account of hardship (earnings on salary reduction contributions may not be distributed on the account of hardship).

These limitations do not apply to withdrawals where Allstate New York is directed to transfer some or all of the Contract Value to another 403(b) plan.


INCOME TAX WITHHOLDING

Allstate Life of New York is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Qualified Contracts, excluding IRAs, with the exception of:

     1)   required minimum distributions, or

     2) a series of substantially equal periodic payments made over a period of at least 10 years, or,

     3)   over the life (joint lives) of the participant (and beneficiary).

Allstate Life of New York may be required to withhold federal and state income taxes on any distributions from non-Qualified Contracts or Qualified Contracts that are not eligible rollover distributions, unless you notify us of your election to not have taxes withheld.

ANNUAL REPORTS AND OTHER DOCUMENTS

------------------------------------------------------------------------------

Allstate Life of New York's annual report on Form 10-K for the year ended December 31, 1998 and quarterly reports on 10-Q for the quarter ended March 31, 1999 and June 30, 1999 are incorporated herein by reference, which means that they are legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000948255. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Customer Service, P.O. Box 94038, Palatine, Illinois 60094-4038 (telephone: 1-800-692-4682).

PERFORMANCE INFORMATION

------------------------------------------------------------------------------


We may advertise the performance of the Variable Sub-Accounts, including yield and total return information. Yield refers to the income generated by an investment in a Variable Sub-Account over a specified period. Total return represents the change, over a specified period of time, in the value of an investment in a Variable Sub-Account after reinvesting all income distributions.

All performance advertisements will include, as applicable, standardized yield and total return figures that reflect the deduction of insurance charges, the contract maintenance charge, and withdrawal charge. Performance advertisements also may include total return figures that reflect the deduction of insurance charges, but not the contract maintenance or withdrawal charges. The deduction of such charges would reduce the performance shown. In addition, performance advertisements may include aggregate, average, year-by-year, or other types of total return figures.

Performance information for periods prior to the inception date of the Variable Sub-Accounts will be based on the historical performance of the corresponding Funds for the periods beginning with the inception dates of the Funds and adjusted to reflect current Contract expenses. You should not interpret these figures to reflect actual historical performance of the Variable Account.

We may include in advertising and sales materials tax deferred compounding charts and other hypothetical illustrations that compare currently taxable and tax deferred investment programs based on selected tax brackets. Our advertisements also may compare the performance of our Variable Sub-Accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, and the Shearson Lehman Bond Index; and/or (b) other management investment companies with investment objectives similar to the underlying funds being compared. In addition, our advertisements may include the performance ranking assigned by various publications, including the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today, and statistical services, including Lipper Analytical Services Mutual Fund Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, and SEI.

EXPERTS

The financial statements and the related financial statement schedules incorporated in this prospectus by reference from Allstate Life of New York's Annual Report on Form 10-K for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  [back cover]


                                   APPENDIX A

                    ILLUSTRATION OF A MARKET VALUE ADJUSTMENT



The Market Value Adjustment is based on the following:

       I = the Treasury Rate for a maturity equal to the applicable Guarantee Period for the week preceding the establishment of the Guarantee Period.

       N = the number of whole and partial years from the date we receive the withdrawal, transfer or death benefit request, or from the Payout Start Date to the end of the Guarantee Period.

       J = the Treasury Rate for a maturity of length N for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request. If a note with a maturity of length N is not available, a weighted average will be used. If N is one year or less, J will be the 1-year Treasury Rate.

       Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment factor is determined from the following formula:

                                    .9 X (I - J) X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn (in excess of the Preferred Withdrawal Amount), paid as a death benefit, or applied to an Income Plan, from a Guarantee Period at any time other than during the 30 day period after such Guarantee Period expires.

                           EXAMPLES OF MARKET VALUE ADJUSTMENT

Purchase Payment:                        $10,000 allocated to a Guarantee Period
Guarantee Period:                        5 years
Guaranteed Interest Rate:                4.50%
5 Year Treasury Rate at the time the
Guarantee Period is established:         4.50%
Full Surrender:                          End of Contract Year 3


NOTE: These examples assume that premium taxes are not applicable.

                      EXAMPLE 1: (Assumes declining interest rates)


Step 1. Calculate Contract Value at End of Contract Year 3:       10,000.00 X (1.0450)3 = $11,411.66



Step 2. Calculate the Preferred Withdrawal Amount:                .15 X 10,000.00 = $1,500.00



Step 3. Calculate the Market Value Adjustment:                    I     =           4.5%
                                                                  J     =           4.2%

                                                                                     730 Days
                                                                                     --------
                                                                  N     =            365 days       = 2

                                                                  Market Value Adjustment Factor: .9 X (I-J) X N

                                                                  = .9 X (.045 - .042) X (730/365) = .0054

                                                                  Market   Value
                                                                  Adjustment   =
                                                                  Market   Value
                                                                  Adjustment
                                                                  Factor       X
                                                                  Amount Subject
                                                                  to      Market
                                                                  Value
                                                                  Adjustment:

                                                                  = .0054 X 11,411.66-1,500.00 = $53.52


Step 4. Calculate the Withdrawal Charge:                          .05 X (10,000.00 - 1,500.00 + 53.52 )=427.68


Step 5. Calculate the amount received by Customers as a
result of full withdrawal at the end of Contract Year 3:          11,411.66 - 427.68 + 53.52 = $11,037.50


                       EXAMPLE 2: (Assumes rising interest rates)


Step 1. Calculate Contract Value at End of Contract Year 3:        10,000.00 X (1.045)3 = $11,411.66



Step 2. Calculate the Preferred Withdrawal Amount:                 .15 X (10,000.00) = $1,500.00



Step 3. Calculate the Market Value Adjustment:                     I     =           4.5%
                                                                   J     =           4.8%

                                                                                      730 days
                                                                                      --------
                                                                   N     =            365 days       = 2

                                                                   Market Value Adjustment Factor: .9 X (I-J) X N

                                                                   = .9 X (.045 - .048) X (730/365) = -.0054


                                                                   Market Value Adjustment = Market Value Adjustment  Factor
                                                                   X Amount Subject to Market Value Adjustment

                                                                   -.0054 X (11,411.66 - 1,500) = - $53.52



Step 4. Calculate the Withdrawal Charge:                           -.05 X (10,000.00 - 1,500 - 53.52) = $422.32



Step 5. Calculate the amount received by customers as a
result of full withdrawal at the end of Contract Year 3:          11,411.66 - 422.32 - 53.52 = $10,935.82




                       STATEMENT OF ADDITIONAL INFORMATION
                                TABLE OF CONTENTS

Description                                                                Page

Additions, Deletions or Substitutions of Investments.........................
The Contract.................................................................
         Purchase of Contracts...............................................
         Tax-free Exchanges (1035 Exchanges, Rollovers and Transfers)........
Performance Information......................................................
Calculation of Accumulation Unit Values......................................
Calculation of Variable Income Payments......................................
General Matters..............................................................
         Incontestability....................................................
         Settlements.........................................................
         Safekeeping of the Variable Account's Assets........................
         Premium Taxes.......................................................
         Tax Reserves........................................................
Federal Tax Matters..........................................................
Qualified Plans..............................................................
Experts......................................................................
Financial Statements.........................................................



                     -----------------------------------------------




This prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. We do not authorize anyone to provide any information or representations regarding the offering described in this prospectus other than as contained in this prospectus.

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The By-laws of Allstate Life Insurance Company of New York ("Registrant") provide that Registrant will indemnify its officers and directors for certain damages and expenses that may be incurred in the performance of their duty to Registrant. No indemnification is provided, however, when such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty, unless indemnification is deemed appropriate by the court upon application.

ITEM 16. EXHIBITS.

Exhibit No.    Description

(1) Form of Underwriting Agreement (Incorporated herein by reference to Post-Effective Amendment No. 1 to Registrant's Form S-1 Registration Statement (File No. 033-62193) dated March 22, 1996.)

(2)  None

(4)(a) Form of Allstate Life of New York Flexible Premium Deferred Variable Annuity (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form N-4 Registration Statement of Allstate Life of New York
     Separate Account A (File No. 033-65355) dated September 20, 1996.)

   (b)Form of Allstate Life of New York Flexible Premium Deferred Variable annuity (incorporated herein by reference to Post-Effective Amendment No. 4 to Form N-4 Registration Statement of Allstate Life of New York Separate Account A (File No. 033-65381) dated November 12, 1999).

(5)(a)Opinion of General Counsel re: Legality (Previously filed in Pre-Effective Amendment No. 1 to Registrant's Registration Statement (File No. 033-65355) dated September 20, 1996.)

   (b)Opinion of General Counsel Re: Legality

(8)  None

(11) None

(12) None

(15) None

(23)(a) Independent Auditors' Consent

(23)(b) Consent of Freedman, Levy, Kroll & Simonds

(24)(a) Powers of Attorney for Louis J. Lower, II, Timothy H. Plohg, Marcia D. Alazraki, Cleveland Johnson, Jr., Gerard F. McDermott, Joseph P. McFadden, John R. Raben, Jr. and Sally A. Slacke (Previously filed in the initial filing of this Registration Statement (File No. 033-65355) dated December 22, 1995.)

(24)(b) Powers of Attorney for Kevin R. Slawin and Casey J. Sylla (Previously filed in Pre-Effective Amendment No. 1 to this Registration Statement (File No. 033- 65355) dated September 20, 1996.)

(24)(d) Powers of Attorney for Thomas J. Wilson, II and Samuel H. Pilch

(25) None

(26) None

(27) Not applicable

(99) Form of Resolution of Board of Directors (Incorporated herein by reference to Post- Effective Amendment No. 5 to Registrant's Form S-1 Registration Statement (File No. 033-47245) dated April 1, 1997.)



ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

     (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof ) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, Allstate Life Insurance Company of New York, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it will meet all of the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, in the Township of Northfield, State of Illinois on the 17th day of November, 1999.

                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                                  (REGISTRANT)

(SEAL)

 By: /s/MICHAEL J. VELOTTA
     ---------------------
       Michael J. Velotta
       Vice President, Secretary and
           General Counsel


   Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the 17th day of November, 1999.

*/LOUIS G. LOWER, II         Chairman of the Board and Director
   Louis G. Lower, II        (Principal Executive Officer)

*/THOMAS J. WILSON, II       President and Director
   Thomas J. Wilson, II             (Principal Operating Officer)

/s/MICHAEL J. VELOTTA        Vice President, Secretary, General
   Michael J. Velotta        Counsel and Director

*/KEVIN R. SLAWIN            Vice President and Director
   Kevin R. Slawin           (Principal Financial Officer)

*/SAMUEL H. PILCH            Controller
   Samuel H. Pilch           (Principal Accounting Officer)

*/TIMOTHY H. PLOHG           Vice President and Director
   Timothy H. Plohg

*/MARCIA D. ALAZRAKI         Director
   Marcia D. Alazraki

*/CLEVELAND JOHNSON, JR.     Director
   Cleveland Johnson, Jr.

*/GERARD F. MCDERMOTT        Director
   Gerard F. McDermott

*/JOSEPH P. MCFADDEN         Director
   Joseph P. McFadden

*/JOHN R. RABEN, JR.         Director
   John R. Raben, Jr.

*/SALLY A. SLACKE            Director
   Sally A. Slacke

*/ By Michael J. Velotta, pursuant to Power of Attorney, previously filed or filed herewith.

                                  EXHIBIT LIST

The following exhibits are filed herewith:

Exhibit No.    Description

(5)(b)         Opinion of General Counsel Re: Legality
(23)(a)        Independent Auditors' Consent
(23)(b)        Consent of Freedman, Levy, Kroll & Simonds
(24)(d)        Powers of Attorney for Thomas J. Wilson, II and Samuel H. Pilch